news release
Enzo Biochem, Inc. 527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO BIOCHEM ANNOUNCES APPOINTMENT OF MARY TAGLIAFERRI, MD,

TO ITS BOARD OF DIRECTORS

NEW YORK, NY, November 18, 2020 – Enzo Biochem, Inc. (NYSE:ENZ) (“Enzo” or “the Company”), a leading biosciences and diagnostics company, announced today that Mary Tagliaferri, MD, has been appointed to the company’s Board of Directors effective immediately.

“In 2020, Enzo reported significant progress in advancing our business plan to achieve profitability including strong results in many areas of our operations that position us for new levels of growth and momentum in 2021,” said Dr. Elazar Rabbani, Ph.D., Enzo’s Chairman and Chief Executive Officer. “Dr. Tagliaferri is a highly-respected industry leader with broad global experience in a range of operational areas including business development, clinical research and development, world-wide regulatory matters and medical affairs. She will play a central role in our continued success and future growth at Enzo.”

Dr. Tagliaferri is currently Executive Clinical Fellow and Senior Vice President and she was previously Chief Medical Officer at Nektar Therapeutics, a leading research-based biopharmaceutical company that discovers and develops innovative medicines in areas of high unmet medical need including treatments for cancer and auto-immune disease. Previously, she served as Chief Medical Officer and Chief Regulatory Officer for Kanglaite-USA and was Co-Founder, President and Board Member of Bionovo, Inc. She earned her Bachelor of Science degree at Cornell University and her medical degree at the University of California, San Francisco. Dr. Tagliaferri was named to the Women who Lead in Life Sciences and Most Influential Women in Business lists by the San Francisco Business Times in 2019 and was recognized as Woman of the Year, 2012, by the State of California, Assembly District 14. She has been lead author or contributor to approximately 70 journal publications.

“I am very pleased to be joining the Enzo Board of Directors at a time that presents so many important opportunities for the company to continue to show innovation and leadership in response to the COVID- 19 pandemic and other emerging health challenges,” said Dr. Tagliaferri. “I look forward to working closely with the members of the board and the Enzo leadership team to maximize the full range of business opportunities the company is targeting in the years ahead.”

“In recent months, Enzo has announced many significant advances in our business strategy, including receipt of FDA Emergency Use Authorization for our GenFlex™ platform for COVID-19 testing, expansion of our Farmingdale, New York facility, launch of our direct-to-consumer testing service, and the recent introduction of our microplate reader for use with our ELISA and assay kits,” Dr. Rabbani added. “Dr. Tagliaferri’s outstanding experience will be an important resource for us to continue this momentum and identify and target a wide range of new strategic opportunities to expand our operations and address new areas of unmet need.”

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Contact:

For Enzo Biochem, Inc.

David Bench, CFO
212-583-0100
dbench@enzo.com

Media:

Marisa Monte

Berry & Company Public Relations

212-253-8881

mmonte@berrypr.com

Investors:

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com

Steve Anreder

Anreder & Company

212-532-3232

Steven.anreder@anreder.com